UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report:    April 25, 2023
(Date of earliest event reported)

ALBANY INTERNATIONAL CORP.
(Exact name of registrant as specified in its charter)

Delaware	1-10026	14-0462060
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

216 Airport Drive Rochester, New Hampshire	03867
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code       603-330-5850

None
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	AIN	The New York Stock Exchange (NYSE)
Class B Common Stock, $0.001 par value per share	AIN	The New York Stock Exchange (NYSE)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter).
☐    Emerging growth company
☐    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act

Item 2.02.  Results of Operations and Financial Condition.
On April 25, 2023 Albany International issued a news release reporting first quarter 2023 financial results. The Company will host a webcast to discuss earnings at 9:00 a.m. Eastern Time on Wednesday April 26, 2023. The news release is furnished as Exhibit 99.1 to this report.
Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits. The following exhibit is being furnished herewith:
99.1    News release dated April 25, 2023 reporting first-quarter 2023 financial results.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALBANY INTERNATIONAL CORP.

By:	/s/ Robert D. Starr

Name:	Robert D. Starr
Title:	Chief Financial Officer and Treasurer
(Principal Financial Officer)
Date: April 25, 2023

EXHIBIT INDEX

Exhibit No.	Description
99.1	News release dated April 25, 2023 reporting first-quarter 2023 financial results.
104	Inline XBRL cover page.

Exhibit 99.1

Albany International Reports First-Quarter 2023 Results
ROCHESTER, N.H.--(BUSINESS WIRE)--April 25, 2023--Albany International Corp. (NYSE:AIN) today reported operating results for its first quarter of 2023, which ended March 31, 2023.

"We are pleased to report another strong quarter,” said Albany International President and Chief Executive Officer, Bill Higgins. "Both of our businesses segments performed well and are on-track with their near-term and strategic plans.

"Our revenue of $269 million was up $25 million or 10% year-over-year. Engineered Composites grew first quarter sales approximately 29% compared to the first quarter of 2022 driven by higher program revenues from CH-53K, LEAP and contributions from our smaller programs. Machine Clothing markets remained healthy and the business segment posted stable revenue compared to the first quarter of 2022 with outstanding profitability.

"First quarter 2023 GAAP earnings per share was $0.86. Adjusted earnings per share for the quarter was $0.91, unchanged from 2022's first quarter result. Overall, we're very pleased with the start of the year and are reiterating our guidance for 2023," concluded Higgins.

For the first quarter ended March 31, 2023:
•Net sales were $269.1 million, up 10.2%, or 12.2% after adjusting for currency translation, when compared to the prior year, primarily due to year-over-year growth in sales related to the CH-53K and LEAP programs within the Engineered Composites segment
•Gross profit of $99.3 million was 8.4% higher than the $91.6 million reported for the same period of 2022; overall gross margin declined by 60 basis points, primarily due to higher contribution from the lower-margin Engineered Composites segment
•Selling, Technical, General, and Research (STG&R) expenses were $58.8 million, compared to $52.6 million in the same period of 2022; the increase was driven by higher personnel-related costs and professional fees
•Operating income was $40.5 million, compared to $38.8 million in the prior year, an increase of 4.6%
•Effective tax rate for the quarter was 28.2%, effectively flat compared to the prior year quarter
•Net income attributable to the Company was $26.9 million ($0.86 per share), compared to $27.7 million ($0.87 per share) in the first quarter of 2022; Adjusted earnings per share (or Adjusted EPS, a non-GAAP measure) was $0.91 in the first quarter of both the current and prior year quarter
•Adjusted EBITDA (a non-GAAP measure) was $60.4 million, compared to $61.0 million in the first quarter of 2022, a decrease of 1.1%.

Please see the tables below for a reconciliation of non-GAAP measures to their comparable GAAP measures.

Outlook for Full-Year 2023
The Company has updated its GAAP earnings per share guidance to incorporate Q1 2023 financial results. All other previously issued guidance for 2023 remains unchanged:
•Total company revenue between $1.01 and $1.05 billion;
•Effective income tax rate, including tax adjustments, between 28% and 30%;
•Total company depreciation and amortization between $70 and $75 million;
•Capital expenditures in the range of $90 to $100 million;
•GAAP earnings per share between $3.05 and $3.55;
•Adjusted earnings per share between $3.10 and $3.60;
•Total company Adjusted EBITDA between $225 to $255 million;
•Machine Clothing revenue between $590 to $610 million;
•Machine Clothing Adjusted EBITDA between $205 and $225 million;
•Albany Engineered Composites (AEC) revenue between $420 to $440 million; and
•Albany Engineered Composites Adjusted EBITDA between $80 to $90 million.

ALBANY INTERNATIONAL CORP.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2023	2022
Net sales	$269,096	$244,169
Cost of goods sold	169,778	152,565

Gross profit	99,318	91,604
Selling, general, and administrative expenses	48,479	42,707
Technical and research expenses	10,277	9,889
Restructuring expenses, net	20	254

Operating income	40,542	38,754
Interest expense, net	3,290	3,609
Other (income)/expense, net	(455)	(3,928)

Income before income taxes	37,707	39,073
Income tax expense	10,621	10,998

Net income	27,086	28,075
Net income attributable to the noncontrolling interest	197	338
Net income attributable to the Company	$26,889	$27,737

Earnings per share attributable to Company shareholders - Basic	$0.86	$0.87

Earnings per share attributable to Company shareholders - Diluted	$0.86	$0.87

Shares of the Company used in computing earnings per share:
Basic	31,131	31,877

Diluted	31,217	31,961

Dividends declared per share, Class A and Class B	$0.25	$0.21

ALBANY INTERNATIONAL CORP.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)
(unaudited)

	March 31, 2023	December 31, 2022
ASSETS
Cash and cash equivalents	$304,258	$291,776
Accounts receivable, net	216,035	200,018
Contract assets, net	153,817	148,695
Inventories	153,777	139,050
Income taxes prepaid and receivable	8,711	7,938
Prepaid expenses and other current assets	52,857	50,962
Total current assets	$889,455	$838,439

Property, plant and equipment, net	450,254	445,658
Intangibles, net	32,874	33,811
Goodwill	179,255	178,217
Deferred income taxes	15,843	15,196
Noncurrent receivables, net	27,322	27,913
Other assets	100,755	103,021
Total assets	$1,695,758	$1,642,255

LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable	$76,241	$69,707
Accrued liabilities	103,986	126,385
Current maturities of long-term debt	—	—
Income taxes payable	4,464	15,224
Total current liabilities	184,691	211,316

Long-term debt	491,000	439,000
Other noncurrent liabilities	108,371	108,758
Deferred taxes and other liabilities	14,181	15,638
Total liabilities	798,243	774,712

SHAREHOLDERS' EQUITY
Preferred stock, par value $5.00 per share; authorized 2,000,000 shares; none issued	—	—
Class A Common Stock, par value $.001 per share; authorized 100,000,000 shares; 40,842,023 issued in 2023 and 40,785,434 in 2022	41	41
Class B Common Stock, par value $.001 per share; authorized 25,000,000 shares; none issued and outstanding in 2023 and 2022	—	—
Additional paid in capital	441,917	441,540
Retained earnings	950,415	931,318
Accumulated items of other comprehensive income:
Translation adjustments	(132,970)	(146,851)
Pension and postretirement liability adjustments	(16,699)	(15,783)
Derivative valuation adjustment	14,805	17,707
Treasury stock (Class A), at cost; 9,674,542 shares in 2023 and 2022	(364,923)	(364,923)
Total Company shareholders' equity	892,586	863,049
Noncontrolling interest	4,929	4,494
Total equity	897,515	867,543
Total liabilities and shareholders' equity	$1,695,758	$1,642,255

ALBANY INTERNATIONAL CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2023	2022
OPERATING ACTIVITIES
Net income	$27,086	$28,075
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation	15,864	15,597
Amortization	1,503	2,165
Change in deferred taxes and other liabilities	(887)	1,792
Impairment of property, plant, equipment, and inventory	100	2,868
Non-cash interest expense	280	282
Compensation and benefits paid or payable in Class A Common Stock	378	745
Provision/(recovery) for credit losses from uncollected receivables and contract assets	309	1,858
Foreign currency remeasurement (gain)/loss on intercompany loans	(1,732)	(2,385)
Fair value adjustment on foreign currency options	58	(977)

Changes in operating assets and liabilities that provided/(used) cash:
Accounts receivable	(13,702)	(15,674)
Contract assets	(4,403)	272
Inventories	(12,360)	(7,549)
Prepaid expenses and other current assets	(2,191)	(1,976)
Income taxes prepaid and receivable	(693)	1,829
Accounts payable	5,214	(375)
Accrued liabilities	(23,137)	(19,350)
Income taxes payable	(10,996)	(10,890)
Noncurrent receivables	867	614
Other noncurrent liabilities	7	(1,914)
Other, net	2,042	(398)
Net cash used in operating activities	(16,393)	(5,391)

INVESTING ACTIVITIES
Purchases of property, plant and equipment	(16,275)	(15,719)
Purchased software	—	(35)
Net cash used in investing activities	(16,275)	(15,754)

FINANCING ACTIVITIES
Proceeds from borrowings	58,000	77,000
Principal payments on debt	(6,000)	—
Principal payments on finance lease liabilities	—	(390)
Purchase of Treasury shares	—	(42,230)
Taxes paid in lieu of share issuance	(3,136)	(770)
Proceeds from options exercised	—	7
Dividends paid	(7,778)	(6,742)
Net cash provided by financing activities	41,086	26,875

Effect of exchange rate changes on cash and cash equivalents	4,064	(351)

Increase in cash and cash equivalents	12,482	5,379
Cash and cash equivalents at beginning of period	291,776	302,036
Cash and cash equivalents at end of period	$304,258	$307,415

The following table presents the reconciliation of Net sales to net sales excluding the effect of changes in currency translation rates, a non-GAAP measure:

(in thousands, except percentages)	Net sales as reported, Q1 2023	Decrease due to changes in currency translation rates	Q1 2023 sales on same basis as Q1 2022 currency translation rates	Net sales as reported, Q1 2022	% Change compared to Q1 2022, excluding currency rate effects
Machine Clothing	$153,222	$(3,468)	$156,690	$154,062	1.7%
Albany Engineered Composites	115,874	(1,496)	117,370	90,107	30.3%
Consolidated total	$269,096	$(4,964)	$274,060	$244,169	12.2%

The following table presents Gross profit and Gross profit margin:

(in thousands, except percentages)	Gross profit, Q1 2023	Gross profit margin, Q1 2023	Gross profit, Q1 2022	Gross profit margin, Q1 2022
Machine Clothing	$77,855	50.8%	$79,345	51.5%
Albany Engineered Composites	21,463	18.5%	12,259	13.6%
Consolidated total	$99,318	36.9%	$91,604	37.5%

A reconciliation from Net income/(loss) (GAAP) to Adjusted EBITDA (non-GAAP) for the current-year and comparable prior-year periods has been calculated as follows:

Three months ended March 31, 2023
(in thousands)	Machine Clothing	Albany Engineered Composites	Corporate expenses and other	Total Company
Net income/(loss) (GAAP)	$48,964	$9,418	$(31,296)	$27,086
Interest expense, net	—	—	3,290	3,290
Income tax expense	—	—	10,621	10,621
Depreciation and amortization expense	4,775	11,664	928	17,367
EBITDA (non-GAAP)	53,739	21,082	(16,457)	58,364
Restructuring expenses, net	20	—	—	20
Foreign currency revaluation (gains)/losses (a)	1,960	(133)	60	1,887
Acquisition/integration costs	—	269	—	269
Pre-tax (income) attributable to noncontrolling interest	—	(189)	—	(189)
Adjusted EBITDA (non-GAAP)	$55,719	$21,029	$(16,397)	$60,351
Adjusted EBITDA margin (Adjusted EBITDA divided by Net sales) (non-GAAP)	36.4%	18.1%	—	22.4%

Three months ended March 31, 2022
(in thousands)	Machine Clothing	Albany Engineered Composites	Corporate expenses and other	Total Company
Net income/(loss) (GAAP)	$49,644	$1,195	$(22,764)	$28,075
Interest expense, net	—	—	3,609	3,609
Income tax expense	—	—	10,998	10,998
Depreciation and amortization expense	4,923	12,039	800	17,762
EBITDA (non-GAAP)	54,567	13,234	(7,357)	60,444
Restructuring expenses, net	243	—	11	254
Foreign currency revaluation (gains)/losses (a)	1,057	423	(3,740)	(2,260)
Dissolution of business relationships in Russia	1,787	—	781	2,568
Acquisition/integration costs	—	282	—	282
Pre-tax (income) attributable to noncontrolling interest	—	(252)	—	(252)
Adjusted EBITDA (non-GAAP)	$57,654	$13,687	$(10,305)	$61,036
Adjusted EBITDA margin (Adjusted EBITDA divided by Net sales) (non-GAAP)	37.4%	15.2%	—	25.0%

Per share impact of the adjustments to earnings per share are as follows:

Three months ended March 31, 2023 (in thousands, except per share amounts)	Pre tax Amounts	Tax Effect	After tax Effect	Per share Effect
Restructuring expenses, net	$20	$4	$16	$0.00
Foreign currency revaluation (gains)/losses (a)	1,887	553	1,334	0.04
Acquisition/integration costs	269	77	192	0.01

Three months ended March 31, 2022 (in thousands, except per share amounts)	Pre tax Amounts	Tax Effect	After tax Effect	Per share Effect
Restructuring expenses, net	$254	$73	$181	$0.01
Foreign currency revaluation (gains)/losses (a)	(2,260)	(653)	(1,607)	(0.05)
Dissolution of business relationships in Russia	2,568	332	2,236	0.07
Acquisition/integration costs	282	84	198	0.01

The following table provides a reconciliation of Earnings per share to Adjusted Earnings per share:

	Three months ended March 31,
Per share amounts (Basic)	2023	2022
Earnings per share (GAAP)	$0.86	$0.87
Adjustments, after tax:
Restructuring expenses, net	—	0.01
Foreign currency revaluation (gains)/losses (a)	0.04	(0.05)
Dissolution of business relationships in Russia	—	0.07
Acquisition/ integration costs	0.01	0.01
Adjusted Earnings per share (non-GAAP)	$0.91	$0.91

(a) Foreign currency revaluation (gains)/losses represent unrealized gains and losses arising from the remeasurement of monetary assets and liabilities denominated in non-functional currencies on the balance sheet date.

The calculations of net debt are as follows:

(in thousands)	March 31, 2023	December 31, 2022	March 31, 2022
Current maturities of long-term debt	$—	$—	$—
Long-term debt	491,000	439,000	427,000
Total debt	491,000	439,000	427,000
Cash and cash equivalents	304,258	291,776	307,415
Net debt (non-GAAP)	$186,742	$147,224	$119,585

The calculation of net leverage ratio as of March 31, 2023 is as follows:

Total Company
	Twelve months ended	Three months ended		Trailing twelve months ended
(in thousands)	December 31, 2022	March 31, 2022	March 31, 2023	March 31, 2023 (non-GAAP) (b)
Net income/(loss) (GAAP)	$96,508	$28,075	$27,086	$95,519
Interest expense, net	14,000	3,609	3,290	13,681
Income tax expense	35,472	10,998	10,621	35,095
Depreciation and amortization expense	69,049	17,762	17,367	68,654
EBITDA (non-GAAP)	215,029	60,444	58,364	212,949
Restructuring expenses, net	106	254	20	(128)
Foreign currency revaluation (gains)/losses (a)	(9,829)	(2,260)	1,887	(5,682)
Dissolution of business relationships in Russia	2,275	2,568	—	(293)
Pension settlement expense	49,128	—	—	49,128
IP address sales	(3,420)	—	—	(3,420)
Acquisition/integration costs	1,057	282	269	1,044
Pre-tax (income) attributable to noncontrolling interest	(817)	(252)	(189)	(754)
Adjusted EBITDA (non-GAAP)	$253,529	$61,036	$60,351	$252,844

(in thousands, except for net leverage ratio)	March 31, 2023
Net debt (non-GAAP)	$186,742
Trailing twelve months Adjusted EBITDA (non-GAAP)	252,844
Net leverage ratio (non-GAAP)	0.74

(b) Calculated as amounts incurred during the twelve months ended December 31, 2022, less those incurred during the three months ended March 31, 2022, plus those incurred during the three months ended March 31, 2023.

The tables below provide a reconciliation of forecasted full-year 2023 Adjusted EBITDA and Adjusted EPS (non-GAAP measures) to the comparable GAAP measures

Forecast of Full Year 2023 Adjusted EBITDA	Machine Clothing		AEC
(in millions)	Low	High	Low	High
Net income attributable to the Company (GAAP) (c)	$184	$203	$32	$41
Income attributable to the noncontrolling interest	—	—	(1)	(1)
Interest expense, net	—	—	—	—
Income tax expense	—	—	—	—
Depreciation and amortization	20	20	48	49
EBITDA (non-GAAP)	204	223	79	89
Restructuring expenses, net (d)	—	—	—	—
Foreign currency revaluation (gains)/losses (d)	1	2	(1)	(1)
Acquisition/integration costs (d)	—	—	1	1
Pre-tax (income)/loss attributable to non-controlling interest	—	—	1	1
Adjusted EBITDA (non-GAAP)	$205	$225	$80	$90
(c) Interest, Other income/expense and Income taxes are not allocated to the business segments

Forecast of Full Year 2023 Adjusted EBITDA	Total Company
(in millions)	Low	High
Net income attributable to the Company (GAAP)	$95	$111
Income attributable to the noncontrolling interest	(1)	(1)
Interest expense, net	16	19
Income tax expense	37	46
Depreciation and amortization	74	75
EBITDA (non-GAAP)	221	250
Restructuring expenses, net (d)	1	1
Foreign currency revaluation (gains)/losses (d)	1	2
Acquisition/integration costs (d)	1	1
Pre-tax (income)/loss attributable to non-controlling interest	1	1
Adjusted EBITDA (non-GAAP)	$225	$255

	Total Company
Forecast of Full Year 2023 Earnings per share (basic) (e)	Low	High
Net income attributable to the Company (GAAP)	$3.05	$3.55
Restructuring expenses, net (d)	—	—
Foreign currency revaluation (gains)/losses (d)	0.04	0.04
Acquisition/integration costs (d)	0.01	0.01
Adjusted Earnings per share (non-GAAP)	$3.10	$3.60

(d) Due to the uncertainty of these items, we are unable to forecast these items for 2023
(e) Calculations based on weighted average shares outstanding estimate of approximately 31.1 million

About Albany International Corp.
Albany International is a leading developer and manufacturer of engineered components, using advanced materials processing and automation capabilities, with two core businesses. Machine Clothing is the world’s leading producer of custom-designed, consumable belts essential for the manufacture of all grades of paper products. Albany Engineered Composites is a growing designer and manufacturer of advanced materials-based engineered components for demanding aerospace applications, supporting both commercial and military platforms. Albany International is headquartered in Rochester, New Hampshire, operates 23 facilities in 11 countries, employs more than 4,200 people worldwide, and is listed on the New York Stock Exchange (Symbol AIN). Additional information about the Company and its products and services can be found at www.albint.com.

Non-GAAP Measures

This release, including the conference call commentary associated with this release, contains certain non-GAAP measures, that should not be considered in isolation or as a substitute for the related GAAP measures. Such non-GAAP measures include net sales and percent change in net sales, excluding the impact of currency translation effects ; EBITDA, Adjusted EBITDA, and Adjusted EBITDA margin; Net debt; Net leverage ratio; and Adjusted earnings per share (or Adjusted EPS). Management believes that these non-GAAP measures provide additional useful information to investors regarding the Company’s operational performance.

Presenting Net sales and change in Net sales, after currency effects are excluded, provides management and investors insight into underlying sales trends. Net sales, or percent changes in net sales, excluding currency rate effects, are calculated by converting amounts reported in local currencies into U.S. dollars at the exchange rate of a prior period. These amounts are then compared to the U.S. dollar amount as reported in the current period.

EBITDA (calculated as net income excluding interest, income taxes, depreciation and amortization), Adjusted EBITDA, and Adjusted EPS are performance measures that relate to the Company’s continuing operations. The Company defines Adjusted EBITDA as EBITDA excluding costs or benefits that are not reflective of the Company’s ongoing or expected future operational performance. Such excluded costs or benefits do not consist of normal, recurring cash items necessary to generate revenues or operate our business. Adjusted EBITDA margin represents Adjusted EBITDA expressed as a percentage of net sales.

The Company defines Adjusted EPS as basic earnings per share (GAAP), adjusted by the after tax per share amount of costs or benefits not reflective of the Company’s ongoing or expected future operational performance. The income tax effects are calculated using the applicable statutory income tax rate of the jurisdictions where such costs or benefits were incurred or the effective tax rate applicable to total company results.

The Company’s Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted EPS may not be comparable to similarly titled measures of other companies.

Net debt aids investors in understanding the Company’s debt position if all available cash were applied to pay down indebtedness.

Net leverage ratio informs the investors of the Company's financial leverage at the end of the reporting period, providing an indicator of the Company's ability to repay its debt.

We encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

Forward-Looking Statements

This press release may contain statements, estimates, guidance or projections that constitute “forward-looking statements” as defined under U.S. federal securities laws. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “will,” “should,” “look for,” “guidance,” “guide,” and similar expressions identify forward-looking statements, which generally are not historical in nature. Because forward-looking statements are subject to certain risks and uncertainties (including, without limitation, those set forth in the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q), actual results may differ materially from those expressed or implied by such forward-looking statements.

Forward-looking statements in this release or in the webcast include, without limitation, statements about macroeconomic conditions, including inflationary cost pressures, as well as global events, which include but are not limited to, the ongoing COVID-19 pandemic and the Russia-Ukraine military conflicts; paper-industry trends and conditions during 2022 and in future years; expectations in 2022 and in future periods of sales, EBITDA, Adjusted EBITDA (both in dollars and as a percentage of net sales), Adjusted EPS, income, gross profit, gross margin, cash flows and other financial items in each of the Company’s businesses, and for the Company as a whole; the timing and impact of production and development programs in the Company’s AEC business segment and the sales growth potential of key AEC programs, as well as AEC as a whole; the amount and timing of capital expenditures, future tax rates and cash paid for taxes, depreciation and amortization; future debt and net debt levels and debt covenant ratios; and changes in currency rates and their impact on future revaluation gains and losses. Furthermore, a change in any one or more of the foregoing factors could have a material effect on the Company’s financial results in any period. Such statements are based on current expectations, and the Company undertakes no obligation to publicly update or revise any forward-looking statements.

Statements expressing management’s assessments of the growth potential of its businesses, or referring to earlier assessments of such potential, are not intended as forecasts of actual future growth, and should not be relied on as such. While management believes such assessments to have a reasonable basis, such assessments are, by their nature, inherently uncertain. This release and earlier releases set forth a number of assumptions regarding these assessments, including historical results, independent forecasts regarding the markets in which these businesses operate, and the timing and magnitude of orders for our customers’ products. Historical growth rates are no guarantee of future growth, and such independent forecasts and assumptions could prove materially incorrect in some cases.

Contacts
John Hobbs
603-330-5897
john.hobbs@albint.com